Exhibit 99.1

March 30, 2017

Dear Fellow Shareholders:

The Bank achieved important goals in 2016.  We successfully deployed the capital raised in late 2015 by significantly increasing our commercial lending.  We expanded the market we serve with full service branches by opening in West Hartford.  We refocused our mortgage business on Central Connecticut and continued to be the leading mortgage lender in the towns in which we have branches, including West Hartford.

Performance of our Commercial Banking department was outstanding in 2016.  Commercial loans increased by almost 50% during the year.  The Bank continues to focus principally on commercial and industrial borrowers that not only need loans, but also deposit and fee services.  Our non-owner occupied commercial real estate loan exposure remains modest.  Commercial team members, however, continue to specialize in home builder financing and homeowner association financing.  We have found that the specialized knowledge necessary to be a successful competitor in these markets has resulted in excellent opportunities and growth.  The Bank continues to work toward a milestone of half of our loans being commercial loans.

Simsbury Bank continues to be the leading Connecticut based bank in the four towns in which we have had branches for many years as measured by the FDIC’s annual survey of deposits and the Warren Group’s mortgage survey.  Our total deposits at year end 2016 were 11% higher than year end 2015, with 4% growth delivered by our four town market.  The Bank continues to enjoy a greater deposit market share in its historic four town market than any Connecticut based banks, including the State’s two largest banks, as well as all but one non-Connecticut headquartered bank.  With the opening of our West Hartford branch, we have a new challenge to become the deposit leader in all five towns.  However, we are delighted that with less than a year in West Hartford, our mortgage team originated more dollar volume of residential mortgages in all five of our branch towns than any other lender during 2016.  We continued to enjoy leadership in dollars and units in our four town historic branch market.

In late 2014, the Bank launched an effort to leverage our strong mortgage underwriting, processing and servicing platform by expanding our origination capacity geographically throughout Connecticut, Rhode Island and Massachusetts.  By the second quarter of 2016, it was apparent that our efforts were unlikely to produce satisfactory results soon enough to continue the geographic expansion effort.  As such, we closed offices in Rhode Island and Massachusetts, reorganized management of our mortgage department under a single leader, and refocused our mortgage growth efforts on Central Connecticut.

We are cautiously optimistic that the newly elected Congress and Executive Branch will finally take action to reduce the unnecessary regulatory burden on community banks.  Connecticut’s Congressional delegation has been verbally supportive of the important role that community banks play in the State's economy.  We look forward to their support of legislation that provides relief from the many Dodd Frank regulations designed to manage the risks of the nation's largest banks but placed a disproportionate burden on community banks.  We ask all shareholders to encourage your elected officials to enact common sense legislation that supports the ability of community banks to play their vital roles in financing small businesses and being the trusted local partner to consumers.

Simsbury Bank remains well positioned in the Central Connecticut market.  Our strategies are designed to drive revenue and earnings growth.  We have determined that to achieve our profitability goals, we must grow our commercial banking capabilities more rapidly.  Management intends to focus on privately held businesses, their owners and the families of their owners.  At the same time, we intend to remain the leading full service Connecticut based bank serving our branch market area and a leading mortgage lender in Central Connecticut.

We thank you, our shareholders, for sharing our commitment to maintaining Simsbury Bank’s leading position in its branch marketplace.

Sincerely,

/s/ Robert J. Bogino	/s/ Martin J. Geitz

Robert J. Bogino	Martin J. Geitz
Chairman of the Board of Directors	President & Chief Executive Officer

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